Exhibit 10.2

GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of August 15, 2008, is entered into by and among La Cortez Energy, Inc. (formerly known as La Cortez Enterprises, Inc.), a Nevada corporation (“Seller”), De La Luz Gourmet Chocolates, Inc., a Nevada corporation (“Split-Off Subsidiary”), and Maria de la Luz (“Buyer”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1. Split-Off Agreement. This Agreement is executed and delivered by Split-Off Subsidiary pursuant to the requirements of Section 8.3 of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Split-Off Subsidiary and Buyer as a condition precedent to the closing (the “Closing”) of the Split-Off Agreement.

2. Release and Waiver by Split-Off Subsidiary. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Split-Off Subsidiary, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller, along with its present and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Split-Off Subsidiary has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Split-Off Subsidiary arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing, related to the Legacy Business.

3. Release and Waiver by Buyer. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown (including, but not limited to, with respect to certain advances made to the Seller by the Buyer listed in that certain letter of forgiveness from the Buyer to the Seller dated June 30, 2008) which Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing, related to the Legacy Business.

4. Additional Covenants and Agreements.

(a)  Each of Split-Off Subsidiary and Buyer, on the one hand, and Seller, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b)  Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c)  Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the Split-Off Agreement.

5. Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by both parties.

6. Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7. Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

9. Entire Agreement. This Agreement constitutes the entire understanding and agreement of Seller, Split-Off Subsidiary and Buyer and supersedes prior understandings and agreements, if any, among or between Seller, Split-Off Subsidiary and Buyer with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Split-Off Subsidiary to Seller under any prior agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

LA CORTEZ ENERGY, INC.

By:	/s/ Andres Gutierrez
Name:	Andres Gutierrez
Title:	President

DE LA LUZ GOURMET CHOCOLATES, INC.

By:	/s/Andres Gutierrez
Name:	Andres Gutierrez
Title:	President

BUYER:

/s/ Maria de la Luz
Maria de la Luz